Exhibit 32.1

  CERTIFICATION OF PRESIDENT AND CHIEF FINANCIAL OFFICER AND TREASURER PURSUANT
      TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

The undersigned, the President and the Principal Financial Officer of Kushi Natural Foods Corp. (the "Company") each hereby certifies that to his knowledge on the date hereof:

     (1) The Quarterly Report on Form 10-QSB of the Company, for the quarter ended June 30, 2005, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated: August 12, 2005                 /s/ DR. EUGENE STRICKER
                                       -----------------------------------------
                                       Dr. Eugene Stricker,
                                       President and Chief Financial Executive
                                       Officer


Dated: August 12, 2005                 /s/ DANIEL A. FRANCE
                                       -----------------------------------------
                                       Daniel A. France,
                                       Treasurer and Principal Accounting
                                       Officer

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